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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1998 with respect to the financial statements of American Disposal Services, Inc. in the Registration Statement (Form S-3 No. 333-00000) and the related Prospectus of American Disposal Services, Inc. for the registration of up to 4,600,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
March 13, 1998